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               SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
                  EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Silicon Valley Bancshares:

We consent to incorporation by reference in the registration statement (No. 2-90401) on Form S-8, in the registration statement (No. 33-60467) on Form S-8, in the registration statement (No. 33-05489) on Form S-8, and in the registration statement (No. 333-28185) on Form S-8 of Silicon Valley Bancshares of our report dated January 15, 1998, relating to the consolidated balance sheets of Silicon Valley Bancshares and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Silicon Valley Bancshares.



                                     /s/ KPMG Peat Marwick LLP
                                     -------------------------


San Jose, California
March 13, 1998